UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 28, 2016 (April 25, 2016)

AMERICAN POWER GROUP CORPORATION
(Exact name of Registrant as Specified in its Charter)

DELAWARE
(State or Other Jurisdiction of Incorporation)

1-13776	71-0724248
(Commission File Number)	(I.R.S. Employer Identification Number)

7 Kimball Lane, Building A
Lynnfield, MA 01940
(Address of Principal Executive Offices, including Zip Code)

(781) 224-2411
(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 25, 2016, American Power Group Corporation (the “Company”) entered into an employment agreement with each of Lyle E. Jensen, its President and Chief Executive Officer, and Charles E. Coppa, its Chief Financial Officer and Treasurer.

Lyle E. Jensen

Mr. Jensen’s annual base salary will remain at $262,500 and he will be eligible to participate in the Company’s annual bonus program beginning with the fiscal year ending September 30, 2017. Mr. Jensen’s outstanding grants of options have been terminated, and Mr. Jensen will be granted the following options: (i) options to purchase up to 900,000 shares of the Company’s common stock, which options shall be immediately exercisable; (ii) options to purchase up to 2,100,000 shares of the Company’s common stock, which options shall vest in equal annual installments over a period of five years; and (iii) options to purchase up to 3,000,000 shares of the Company’s common stock, which options shall vest in four installments upon Mr. Jensen achieving certain annual performance milestones as determined annually by the Company’s Board of Directors beginning with the fiscal year ending September 30, 2017. All options will be granted with an exercise price equal to the fair market value of the common stock as of the date of grant. In addition, all options will be granted under the Company’s 2016 Equity Incentive Plan and shall be terminated and extinguished if the 2016 Equity Incentive Plan is not approved by the Company’s stockholders within one year after the date such plan was approved by the Board of Directors.

If the Company terminates Mr. Jensen’s employment without cause during the terms of the employment agreement and Mr. Jensen executes a release in favor of the Company, the Company will provide Mr. Jensen with continuation of his base salary and benefits for a period of nine months after termination.

Charles E. Coppa

Mr. Coppa’s annual base salary will remain at $170,000 and he will be eligible to participate in the Company’s annual bonus program beginning with the fiscal year ending September 30, 2017. Mr. Coppa’s outstanding grants of options have been terminated, and Mr. Coppa will be granted the following options: (i) options to purchase up to 700,000 shares of the Company’s common stock, which options shall be immediately exercisable; (ii) options to purchase up to 500,000 shares of the Company’s common stock, which options shall vest in equal annual installments over a period of five years; and (iii) options to purchase up to 800,000 shares of the Company’s common stock, which options shall vest in four installments upon Mr. Coppa achieving certain annual performance milestones as determined annually by the Company’s Board of Directors beginning with the fiscal year ending September 30, 2017. All options will be granted with an exercise price equal to the fair market value of the common stock as of the date of grant. In addition, all options will be granted under the Company’s 2016 Equity Incentive Plan and shall be terminated and extinguished if the 2016 Equity Incentive Plan is not approved by the Company’s stockholders within one year after the date such plan was approved by the Board of Directors.

If the Company terminates Mr. Coppa’s employment without cause during the terms of the employment agreement and Mr. Coppa executes a release in favor of the Company, the Company will provide Mr. Coppa with continuation of his base salary and benefits for a period of six months after termination.

Each of Mr. Jensen and Mr. Coppa has agreed to non-disclosure, assignment of inventions and non-compete provisions as set forth in the employment agreements.

The employment agreements shall have an initial term ending October 1, 2017, and may be renewed by the Company for additional one year terms.

The above summary of the employment agreements does not purport to be complete and is qualified in its entirety by reference to the employment agreements, copies of which are filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K and incorporated into this Item 5.02 by reference.

The foregoing descriptions of the employment agreements do not purport to be complete and are qualified in their entirety by reference to the complete text of each such document, a copy of which is filed as an exhibit hereto and is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits
(d)    Exhibits
Exhibit No.    Description

10.1	Employment Agreement by and between American Power Group Corporation and Lyle E. Jensen dated April 25, 2016.

10.2	Employment Agreement by and between American Power Group Corporation and Charles E. Coppa dated April 25, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN POWER GROUP CORPORATION

By: /s/ Charles E. Coppa
Charles E. Coppa
Chief Financial Officer

Date: April 28, 2016